Exhibit 10

AMENDMENT TO THE
FIRST MIDWEST BANCORP, INC.
1989 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED

The First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan is hereby amended as follows:

1.       Section 5.1 is amended to read:

         5.1      Number of Shares Available for Awards and Limit on Awards to Single Participant.

Giving effect to the 3 for 2 stock split accomplished in the form of a stock dividend paid in December 1999, that total number of shares of Stock subject to Awards under the Plan may not exceed 5,145,313 (of this total number, up to 260,000 shares of Stock may be issued in Restricted Stock), and the total number of shares of Stock which may be made subject to Awards under the Plan in any calendar year to any single Participant may not exceed 200,000. Such total numbers of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized by unissued Stock or treasury Stock, not reserved for any other purpose.

2.       Section 6.1 is amended to read:

         6.1      Duration of Plan. This Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 14 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after February 21, 2011.

3.       Section 10.8 is hereby reapproved and shall continue to read:

         10.8      Performance Goals. For purposes of Sections 9.2 and 10.2 hereof, "performance goals" shall mean the criteria and objectives, determined by the Committee pursuant to the Plan, which shall be satisfied or met during the applicable restriction period or performance period, as the case may be, as a condition to the Participant's receipt, in the case of a grant of the Restricted Stock or a grant of Performance Shares, of the shares of Stock subject to such grant, or in the case of a Performance Unit Award, of payment with respect to such Award. Such criteria and objectives may include, but are not limited to, return on assets, return on equity, growth in net earnings, growth in earnings per share, growth in the Fair Market Value of the Stock, or any combination of the foregoing or any other criteria and objectives determined by the Committee. Upon completion of the restricted period or the performance period, as the case may be, the Committee shall certify the level of the performance goals attained and the amount of the Award payable as a result thereof.

* * * * *

        The foregoing Amendment to the 1989 Omnibus Stock and Incentive Plan, as Amended, was duly adopted and approved by the Board of Directors of the Company on February 21, 2001 and shall become effective as of such date, subject to the ratification thereof by the Company's stockholders at the 2001 Annual Meeting of Stockholders. Awards granted under the Plan on or after the effective date of this Amendment with respect to the additional shares of Stock authorized hereby or pursuant to any of the amendments made to the 1989 Plan hereby, shall not be exercisable or payable to a Participant without such stockholder approval.

/s/ Barbara E. Briick
Secretary of the Company

        This Amendment to the 1989 Omnibus Stock and Incentive Plan, as Amended, was duly approved by the stockholders of the Company at a meeting of the stockholders held on the 25th day of April, 2001.

/s/ Barbara E. Briick
Secretary of the Company